Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 11, 2025, relating to the financial statements of Highview Merger Corp. as of May 12, 2025 and for the period from April 16, 2025 (inception) through May 12, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 23, 2025